UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2011

Zhongpin Inc.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33593 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)	461500 (Zip Code)

011 86 10-8286 1788
(Registrant’s telephone number, including area code)

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, the Board of Directors of Zhongpin Inc. (the “Company”), after recommendation from the Company’s Nominating Committee, appointed Mr. Xiaosong Hu to serve on the Company’s Board of Directors and as Chair of the Company’s Nominating Committee, effective June 16, 2011.  Mr. Hu was also appointed to serve on the Audit and Compensation Committees of the Board of Directors. The Board of Directors determined that Mr. Hu was an independent director within the meaning of the Securities Exchange Act of 1934, as amended, and Rule 5605(a)(2) of the NASDAQ Listing Rules.

The Company is not aware of any arrangement or understanding between Mr. Hu and any other persons pursuant to which Mr. Hu was selected as a director, nor is it aware of any information with respect to Mr. Hu required to be disclosed by Item 404(a) of Regulation S-K.

On June 15, 2011, the Company issued a press release announcing the appointment of Mr. Hu as a member of the Company’s Board of Directors, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2011.  At the Annual Meeting, four proposals described in detail in the Company’s definitive proxy statement dated April 29, 2011 for the Annual Meeting (the “Proxy Statement”) were submitted to a vote of the stockholders.  The stockholders voted to (i) elect the five director nominees named in the Proxy Statement; (ii) ratify the appointment of the Company’s independent registered public accounting firm, BDO China Li Xin Da Hua CPA Co., Ltd. (“BDO”); (iii) approve, by non-binding vote, the Company’s executive compensation; and (iv) recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.

The total number of shares present in person or by proxy was equal to approximately 61.2% of the total shares of the Company entitled to vote, thereby constituting a quorum for the purpose of the Annual Meeting.

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Company’s Board of Directors until the 2012 annual meeting of stockholders and until his successor is elected and qualified.

	For	Withheld	Broker Non-Votes
Xianfu Zhu	18,386,038	425,046	5,868,836
Baoke Ben	16,793,544	2,017,540	5,868,836
Min Chen	16,924,885	1,886,199	5,868,836
Raymond Leal	18,387,367	423,717	5,868,836
18,656,482	18,387,407	423,677	5,868,836

Mr. Min Chen retired immediately after the Annual Meeting on June 15, 2011, and Mr. Xiaosong Hu was appointed by the Board of Directors on June 15, 2011 to succeed Mr. Chen as a director of the Company. Please refer to “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this Form 8-K.

Proposal 2

Ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain
24,541,407	90,252	48,261

Proposal 3

Advisory vote to approve compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
18,656,482	90,129	63,473	5,869,836

Proposal 4

Advisory vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
9,101,144	8,503,265	1,166,066	40,489	5,868,956

With respect to the foregoing Proposal 4, none of the options on the frequency of future advisory votes received a majority of the votes cast at the Annual Meeting.

On June 15, 2011, the Company issued a press release announcing the voting results of the Annual Meeting, a copy of which is attached as Exhibit 99.2 to this Form 8-K.

Exhibit No.	Document

99.1	Press Release of Zhongpin Inc. dated June 15, 2011

99.2	Press Release of Zhongpin Inc. dated June 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

Dated: June 16, 2011	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer